DURWOOD VOTING TRUST

                    (Amended and Restated 1992 Durwood, Inc.
                             Voting Trust Agreement)


     THIS VOTING TRUST AGREEMENT (the "Agreement") is made this 12th day of August, 1997, between the following Parties:

     1. STANLEY H. DURWOOD, as Initial Trustee of the 1992 Durwood, Inc. Voting Trust (the "Voting Trust"), established under that certain 1992 Durwood, Inc. Voting Trust Agreement dated December 12, 1992, as amended by the First Amendment thereto dated September 27, 1994 (collectively, the "Voting Trust Agreement"), and as such, possessing all of the voting rights thereunder;

     2. RAYMOND F. BEAGLE, JR., and CHARLES J. EGAN, JR., as the Named Successor Trustees under said 1992 Durwood, Inc. Voting Trust.

     3. STANLEY H. DURWOOD, Trustee of the trust created pursuant to the Revocable Trust Agreement of Mr. Stanley H. Durwood dated August 14, 1989, as amended (the "Revocable Trust"); and

     4.   STANLEY H. DURWOOD, an individual ("SHD").

     WITNESSETH:

     WHEREAS, SHD created the Voting Trust pursuant to the terms and conditions of the Voting Trust Agreement;

     WHEREAS, the Revocable Trust is referred to as the "Shareholder";

     WHEREAS, Durwood, Inc., a Missouri corporation ("DI"), is a corporation duly organized and validly existing under the laws of the State of Missouri, with authorized capital stock consisting of (i) 150,000 shares of Class A Stock, par value $100.00 per share ("DI Class A Stock"), 120,000 shares of which are issued and outstanding, and (ii) 50,000 shares of Class B Stock, par value $100.00 per share ("DI Class B Stock"), 40,784 shares of which are issued and outstanding;

     WHEREAS, the Shareholder transferred 120,000 shares of the DI Class A Stock to the Trustees of the Voting Trust in exchange for Voting Trust Certificate Number 1 dated December 12, 1992;

     WHEREAS, the Shareholder withdrew 500 shares of the DI Class A Stock from the Voting Trust, and donated such 500 shares of the DI Class A Stock to Harvard College on December 29, 1993;



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     WHEREAS,  as a result of the gift to Harvard  College,  the Trustees of the
Voting Trust owned 119,500 shares of the DI Class A Stock, canceled Voting Trust Certificate Number 1 and issued to the Shareholder Voting Trust Certificate Number 2 dated December 29, 1993, for 119,500 shares of DI Class A Stock;

     WHEREAS, American Associated Enterprises, a Missouri limited partnership ("AAE"), owned 40,784 shares of the DI Class B Stock;

     WHEREAS, as a result of the liquidation of AAE, the Shareholder received 4,818.4664 of the DI Class B Stock;

     WHEREAS, AMC Entertainment, Inc., a Delaware corporation ("AMCE" or "Company"), is a corporation duly organized and validly existing under the laws of the State of Delaware, with capital stock consisting of (i) issued and outstanding shares of Common Stock, par value 66 2/3 per share ("AMCE Common Stock"), (ii) issued and outstanding shares of Class B Stock, par value 66 2/3 per shares ("AMCE Class B Stock"), and (iii) shares of Preferred Stock, par value 66 2/3 per share ("AMCE Preferred Stock"), of which shares of $1.75 Cumulative Convertible Preferred Stock ("AMCE Convertible Preferred Stock") are issued and outstanding; and

     WHEREAS, AMCE and DI have executed an Agreement and Plan of Merger and Reorganization dated March 31, 1997 (the "Merger Agreement"), pursuant to which DI merged with and into AMCE with AMCE remaining as the surviving corporation ("the Merger");

     WHEREAS, as a result of the consummation of the Merger as contemplated in the Merger Agreement, each share of DI Class A Stock held by the Voting Trust was converted into and exchanged for 32.142857 shares of AMCE Class B Stock so that the 119,500 shares of DI Class A Stock previously held by the Voting Trust were converted into and exchanged for an aggregate of 3,841,071 shares of AMCE Class B Stock;

     WHEREAS, as a result of the consummation of the Merger as contemplated in the Merger Agreement, each share of DI Class B Stock held by the Shareholder was converted into and exchanged for 243.767528 shares of AMCE Class B Stock, so that the 4,818.4664 shares of DI Class B Stock held by the Shareholder were converted into and exchanged for an aggregate of 1,174,586 shares of AMCE Class B Stock;

     WHEREAS, the Shareholder has transferred to the Voting Trust all of the 1,174,586 shares of AMCE Class B Stock received in the Merger after which the Voting Trust holds 5,015,657 shares of AMCE Class B stock;

     WHEREAS, the Parties wish to acknowledge that as a result of the consummation of the Merger of DI, a Missouri corporation, into AMCE, a Delaware corporation, and the exchange of stock described above, that this Agreement will be governed by the laws of the State of Delaware;


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     WHEREAS, SHD and the Shareholder wish to amend and restate the Voting Trust
Agreement in the manner hereinafter set forth;

     WHEREAS, in Paragraph 9.5 of SECTION 9 of the Voting Trust Agreement, STANLEY H. DURWOOD, as Initial Trustee and holder of all voting rights, is given the power to amend the Voting Trust Agreement; and

     WHEREAS, RAYMOND F. BEAGLE, JR., and CHARLES J. EGAN, JR., wish to acknowledge their consent to this amendment and restatement, as set forth in this Agreement.

     NOW, THEREFORE, the Parties, pursuant to said Paragraph 9.5 of SECTION 9, hereby amend and restate the Voting Trust Agreement, as follows:

                                     ITEM I

     SECTION 1 of the Voting Trust Agreement shall be deleted in its entirety, as DI is no longer a party to this Agreement and the remaining Parties are otherwise identified in this Agreement. The Parties hereby release and discharge DI from any and all duties and obligations under the Voting Trust as of the effective time of the Merger of DI into AMCE, (the term "effective time" having the same meaning as in the Merger Agreement), and AMCE shall have no contractual duties, rights or obligations under this Agreement as the successor to DI after said effective time of the Merger.

                                     ITEM II

     SECTIONS 2 through 10 of the Voting Trust Agreement shall be deleted in their entirety, and the following SECTIONS 2 through 10 shall be substituted therefor and shall constitute the entire Amended and Restated Voting Trust Agreement as of the effective time of the Merger.

                                    SECTION 2

     2.1. Establishment of Voting Trust. The Shareholder and SHD deem it to be to the Shareholder's and SHD's advantage and in the best interests of the Company to establish arrangements to ensure continuity and stability of Company policies and prudent and competent management of the Company's business. In consideration of said premises and of the covenants contained herein, the Shareholder and SHD establish this Voting Trust as of the Effective Date upon the terms and conditions stated herein. The Voting Trust shall be formally known as the "Durwood Voting Trust" after the execution of this amendment.

     2.2. Acceptance by Trustees. The Initial Trustee and the Named Successor Trustees accept the Voting Trust established hereby subject to the terms and conditions stated herein.


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                                    SECTION 3

      3.1. Definitions. Unless otherwise required by the context, the terms "Shares," "Trustees," "Beneficiaries" and "Effective Date" shall have the meanings ascribed to them below:

           3.1.(a) The term "Shares" shall mean (1) the shares of AMCE Class B Stock received by the Initial Trustee as a result of the Merger and as a result of the transfer, if any, by the Shareholder or SHD after the Merger,
     (2) all other shares of the AMCE Common Stock, AMCE Class B Stock, AMCE Preferred Stock, AMCE Convertible Preferred Stock or any other class of stock of AMCE created prior or subsequent to this Agreement, which are transferred to or held by the Trustees under the terms of this Agreement, and (3) any stock of any other corporation received in exchange for the stock described in (1) or (2) of this subparagraph, or which is otherwise transferred to or held by the Trustees under the terms of this Agreement. However, the term "Shares" shall not include shares released from the Voting Trust as provided herein. If any shares of stock of any corporation other than AMCE are held in this Voting Trust, references herein to the words "AMCE" or "Company" shall include such other corporation with respect to its shares of stock.

           3.1.(b) The term "Trustees" shall mean the Initial Trustee, the Named Successor Trustees, Additional Trustees, Successor Trustees, and each of them, and their respective successors in interest.

           3.1.(c)  The  term   "Beneficiaries"   shall  mean  collectively  the
     Shareholder and the Shareholder's successors in interest, and all of the holders of Voting Trust Certificates issued pursuant to this Agreement.

           3.1.(d) The term "Effective Date" shall mean December 12, 1992.

     3.2. Initial Transfer of Shares. The Parties acknowledge that the Shareholder assigned and delivered to the Trustees a certificate or certificates evidencing 119,500 shares of DI Class A Common Stock (after the gift to Harvard College described in the Recitals) transferred by the Shareholder, together with proper and sufficient instruments of transfer duly executed to effect transfer thereof to the Trustees. The Parties acknowledge that the Trustees, upon receipt of the shares of the DI Class A Common Stock, issued to the Shareholder a Voting Trust Certificate evidencing such shares

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of DI  Class  A  Common  Stock  transferred  by  the  Shareholder.  The  Parties acknowledge that upon the receipt of such shares of DI Class A Common Stock by the Trustees and the issuance of the Voting Trust Certificate by the Trustees, the Trustees surrendered such shares of DI Class A Common Stock and related instruments of transfer to DI, which thereupon recorded the transfer on its books and records and issued to, and in the name of, the Trustees, a certificate or certificates evidencing the number of such shares of DI Class A Common Stock, together with instruments of transfer, transferred to the Trustees. The Parties acknowledge that, pursuant to the Merger, the Trustees tendered a certificate or certificates evidencing such shares of DI Class A Common Stock pursuant to the terms and conditions of the Merger Agreement and received 3,841,071 shares of AMCE Class B Stock. The Parties acknowledge that SHD transferred to the Shareholder 1,174,586 shares of AMCE Class B Stock he received in the Merger and the Shareholder in turn transferred said shares to the Trustees of the Voting Trust. The Parties acknowledge that the Trustees issued to the Shareholder Voting Trust Certificate Number 3 evidencing the 5,015,657 shares of AMCE Class B Stock, representing all shares of AMCE Class B Stock received by or for the benefit of SHD in the Merger, and the Shareholder tendered to the Trustees Voting Trust Certificate No. 2, which the Trustees canceled.

     3.3. Additional Transfers of Shares. Additional transfers of Shares to the Trustees may be made any time after the Effective Date but no shareholder shall be obligated to transfer additional Shares except at the times and to the extent provided herein. Upon any transfer of Shares to the Trustees after the Effective Date, the Trustees shall accept the transferred Shares and issue Voting Trust Certificates to the transferors all in the manner hereinabove provided. Voting Trust Certificates shall be substantially in the form of Exhibit "A" attached to this Agreement.

                                    SECTION 4

     4.1. Initial Trustee. The Initial Trustee shall be the sole trustee of the Voting Trust until the first to occur of the following events:

           4.1.(a) The death of the Initial Trustee;

           4.1.(b) The resignation of the Initial Trustee;

           4.1.(c) The designation by the Initial Trustee of one or more Additional Trustees.

     4.2. Additional Trustees Appointed by Initial Trustee. During his tenure hereunder, the Initial Trustee may designate one or more natural persons as Additional Trustees hereunder ("Additional Trustees") to serve for such terms of office as he may designate, and may remove, with or without cause, any Additional Trustee so designated.

     4.3. Succession of Named Successor Trustees. Any person who is a Named Successor Trustee may also be designated as an Additional Trustee, but such designation shall not affect the rights and duties of the Named Successor Trustee. The term of office of any Additional Trustee shall end on the date the Initial Trustee is no longer serving as a result of his death, resignation or disability. Upon the death, disability or resignation of the Initial Trustee, the Named Successor Trustees shall become Trustees hereunder and shall continue to serve until their death, resignation or disability.

     4.4. Appointment of Additional Trustee by Named Successor Trustees. After the death, resignation or disability of the Initial Trustee, during such time as a Named Successor Trustee is serving


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as Trustee,  he or they may, but only by their unanimous  agreement if more than one is serving, designate one or more natural persons as Additional Trustees hereunder, and establish such terms of office for them as they deem appropriate. The Named Successor Trustees may remove, with or without cause, any Additional Trustee designated by them.

     4.5. Disability of Trustees. The Initial Trustee and any other Trustee shall be deemed to have resigned if either of the following should occur:

           4.5.(a) Upon any adjudication of his incompetency and the judicial appointment of a guardian or conservator of either his person or his estate.

           4.5.(b) Upon the receipt by any other Trustee then serving as such, of a written certificate signed by two licensed, board certified medical doctors, each of whom certifies that he or she has examined the individual and has concluded in his or her professional opinion that the individual has become unable to act rationally and prudently in making decisions normally required of controlling shareholders of business entities comparable to the Company, and each of whom further certifies that such condition of the individual is likely to continue for a substantial or indefinite period of time.

        4.6. Designation of Successor to Named Successor Trustees. In the event a Named Successor Trustee is not living at the time he would otherwise have assumed his duties as such, or in the event of his death or resignation while serving as such, the person designated by him shall become a Successor Trustee and shall fill the position occupied by said Named Successor Trustee. Such designated Successor Trustee must be a natural person specifically designated as a Successor Trustee by reference to this Agreement in the last will of said Named Successor Trustee or in a written instrument signed and acknowledged by said Named Successor Trustee and deposited with the other Trustees prior to his death or resignation. In the event of inconsistent designations, the designation in the document bearing the last execution date shall control. The term of office of any Successor Trustee shall be for such period as is designated by the Named Successor Trustee at the time he designates the Successor Trustee. If no term of office is designated, then such Successor Trustee shall serve until his death, resignation or disability. If a Successor Trustee has not been designated by a deceased or resigned Named Successor Trustee, or if a Successor Trustee should die, resign or be disabled, a Successor Trustee shall be designated by the remaining Named Successor Trustee or Trustees by their unanimous consent, or if there is no Named Successor Trustee then serving, then by the unanimous consent of any other Trustee or Trustees who are then serving.

     4.7. Vacancies. Any vacancy in the office of Trustee not filled as provided above in this Section 4 shall be filled by the holders of Voting Trust Certificates representing a majority of the Shares held in the Voting Trust. The term of office for any successor appointed under this paragraph shall be three
(3) years.

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

     4.8. Number of Trustees. After the death, resignation or disability of the Initial Trustee, there shall at all times be at least two (2) Trustees who shall be entitled to vote. The Trustees shall take such action as may be appropriate to increase or decrease the number of Trustees, or to fill any vacancy, in order to provide for a sufficient number of Trustees entitled to vote. In the event of an equal division of the vote among the Trustees on any matter, the Trustees shall appoint by their unanimous consent a qualified, disinterested person who shall cast the deciding vote on the issue in question.

                                    SECTION 5

     5.1. Duty to Beneficiaries of Trust. The Trustees shall hold the Shares in the Voting Trust for the common and mutual benefit of the Beneficiaries, and their successors in interest, subject to the terms and conditions of this Agreement.

     5.2. Rights of Trustees. Subject to the requirements of Section 6, the Trustees shall be the sole possessors of the following rights:

           5.2.(a) The right to vote the Shares in person or by nominee, agent, attorney-in-fact or proxy at all meetings of shareholders;

           5.2.(b) The right to participate in, consent to, or ratify any corporate or shareholders' action;

           5.2.(c) The right to receive all dividends and distributions in cash, kind or in any other property; and

           5.2.(d) The right to become financially interested in any matter or transaction to which the Company or any company subsidiary to, controlled by, or affiliated with the Company may be a party, and the right to contract with or become financially interested in any company subsidiary to, controlled by or affiliated with the Company as fully and freely as though the Trustees were not the Trustees hereunder.

     5.3. Duty to Vote Shares. It shall be the duty of the Trustees, and they shall have full power and authority, and they are hereby fully empowered and authorized, subject to the requirements of Section 6, to vote the Shares, as in the judgment of the Trustees or of any majority of them may be for the best interests of the Beneficiaries while taking account of the interest of the Company as set forth in Section 5.4, at all meetings of the shareholders of the Company, in the election of Directors, and upon any and all matters and questions which may be brought before such meetings, as fully as any shareholder might do if personally present. Such power shall include the power to change or adjust the voting characteristics or power of any shares of Company stock, including the power to consent to or ratify the creation of any class of non-voting shares of the Company, or any shares of any subsidiary of the Company distributed in respect of shares of the Company, in order to meet the definition of a "Permitted Holder" under the terms

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of any note or debenture issued by the Company or any of its subsidiaries or any other applicable restriction. In the event of an equal division of the vote among the Trustees on any matter, the Trustees' duty to vote shall be discharged in the manner set forth in Section 4.8.

     5.4. Duty to Exercise Best Judgment in Interest of Company. The Trustees agree to exercise their best judgment in the interest of the Company to assure proper, stable, and continuous management of the affairs of the Company, but the Trustees as such are not responsible for the acts of the Directors and Officers of the Company whether or not taken pursuant to the vote or consent of the Trustees or ratified afterward by the Trustees. The Trustees may, in their discretion, notice and call a meeting of all Beneficiaries to obtain instructions from the Beneficiaries with respect to voting of the Shares on any particular question. However, the Trustees shall not be bound to vote the Shares in accordance with the vote or instructions of the Beneficiaries. The decisions of the Trustees in the good faith exercise of their independent judgment and discretion shall be binding on all interested parties and Beneficiaries.

     5.5. Division of Trust into Voting Trust Shares on Death of Shareholder. On the death of SHD, the Trustees shall divide the Voting Trust into separate Voting Trust Shares for beneficiaries named (hereinafter "Named Beneficiaries") in the will or any trust agreement of SHD, including the Shareholder, effecting a testamentary disposition of the Shareholder's Voting Trust Certificates. The Trustees shall create one Voting Trust Share for each such beneficiary and shall hold and administer it as a separate Voting Trust under the terms of this Agreement. It is anticipated at the date of execution of this Agreement that separate Voting Trust Shares will be created for the various Named Beneficiaries under SHD's testamentary plan for distribution of Voting Trust Certificates. The Trustees shall act as Trustees of each Voting Trust Share and shall administer all Voting Trust Shares according to the fiduciary and other standards set forth in this Agreement. In the event of any conflict of interest, the Trustees may continue to act as Trustees of all such Voting Trust Shares without any waiver or consent required from the holders of Voting Trust Certificates and shall not be liable for any advantage or disadvantage conferred or incurred with respect to any of said holders so long as the Trustees exercise their good faith judgment and adhere to the objectives of this Agreement and the standards for fiduciary conduct set forth herein. Nothing contained in this paragraph shall preclude the Trustees from appointing Additional Trustees who shall act as Special Trustees for a Voting Trust Share to serve on a temporary basis in their place and stead to vote the shares or otherwise exercise, in their sole and absolute discretion and without the control or influence of any other Trustee, any power of the Trustees under this Agreement with respect to any particular issue or question that the Trustees in their sole discretion deem necessary or advisable.

                                    SECTION 6

     6.1. Voting Rights of Initial Trustee. All voting rights with respect to the Shares shall be vested in and exercised by the Initial Trustee until the death, disability or resignation of the Initial Trustee. No Named Successor Trustee nor any Additional Trustee designated by the Initial Trustee shall have any voting rights until the death, disability or resignation of the Initial Trustee,


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except  as may be delegated by the Initial  Trustee by proxy,  power of attorney or other valid written delegation.

     6.2. Voting Rights of Other Trustees. After the Initial Trustee is no longer serving as a result of his death, disability or resignation, all voting rights with respect to the Shares shall be vested in and exercised by the Named Successor Trustees and any Additional or Successor Trustees by majority vote.

     6.3. Call of Trustee Meetings. Any Trustee who is entitled to vote may call a meeting of the Trustees at any time upon written notice delivered or mailed to the other Trustees then serving as such not less than ten (10) days prior to the date of the meeting.

                                    SECTION 7

     7.1. Distribution of Dividends. The Trustees shall distribute to each holder of a Voting Trust Certificate or Certificates cash payments equal to the amount of cash dividends received by the Trustees on account of the Shares for which such Voting Trust Certificates were issued, less any reasonable expenses incurred in the administration of this trust.

     7.2. Record Date. The Trustees may fix a date not exceeding twenty (20) days preceding any date for the payment or distribution of dividends, or for the distribution of assets or rights, as a record date for the determination of the Voting Trust Certificate holders entitled to receive such payment or distribution, and the holders of Voting Trust Certificates of record on such date shall be exclusively entitled to participate in such payment or distribution. In any case in which the Trustees shall fail to fix such a record date, the date three (3) days prior to the date of payment or distribution of dividends or the distribution of assets or rights shall constitute the record date for the determination of the holders of Voting Trust Certificates entitled to receive such payment or distribution.

     7.3. Distributions in Additional Shares of Company Stock. If the Trustees receive, as a dividend or distribution on account of Shares, any additional Shares of the stock of the Company or any subsidiary of the Company, the Trustees shall hold such additional Shares in trust subject to the terms and conditions of this Agreement. Any such dividend or distribution of Shares shall be held for the benefit of those Beneficiaries who are the beneficial owners of the Shares on account of which the particular stock dividend or distribution was made, and the Trustees shall issue to those Beneficiaries additional Voting Trust Certificates (substantially in the form of Exhibit "A") evidencing retention by the Trustees of the Shares received.

     7.4. Other Distributions. If the Trustees receive any monies (other than cash dividends) or any property (other than Shares of the Company or any subsidiary of the Company or any other instrument granting voting rights) which constitute a distribution by the Company to its Stockholders, the Trustees shall distribute such money or property to the holders of Voting Trust


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Certificates  representing the Shares on account of which such money or property was distributed, less any reasonable expenses incurred in the administration of the trust.

     7.5. Direct Distribution to Trust Beneficiaries. The Trustees in their discretion may direct the Company to pay directly to the Beneficiaries, as their interests may appear, any dividend or distribution payable by the Company to the Trustees in cash or other property, excluding, however, dividends or distributions in the form of shares of Company stock, or the stock of any subsidiary of the Company, or any other instrument granting voting rights. The Company shall be entitled to rely upon any such direction and shall comply therewith, if made in writing, signed by the Trustees and delivered to the Secretary of the Company, until and unless such direction is revoked by the Trustees in the same manner.

                                    SECTION 8

     8.1. Transfers of Shares by Beneficiaries. If a Beneficiary desires to transfer Shares which are represented by Voting Trust Certificates held by such Beneficiary, the Beneficiary shall be entitled to effect such transfer only if the Trustees approve such transfer after written request by the Beneficiary. The Trustees may approve or disapprove a proposed transfer in the sole and absolute discretion of the Trustees. The transfer of shares shall be subject to the Voting Trust. Any decisions by the Trustees under this paragraph shall be final and binding on all parties. If the Trustees consent to a transfer, the Trustees shall take such steps as may be necessary, including the transfer of Shares from the Voting Trust, the acceptance of Shares from a transferee, and the acceptance, cancellation and reissuance of Voting Trust Certificates, to effect transfers of Shares as contemplated by this Section 8. Voting Trust Certificates shall not be transferable as such.

     8.2. Restrictions on Transfer by Trustees. The Trustees shall have no power or authority to sell, encumber or transfer Shares except as specifically authorized under this Agreement.

                                    SECTION 9

     9.1. Issuance of Shares by Company. All shares of capital stock, whether voting or non-voting and regardless of class, issued by the Company with respect to the AMCE Class B Stock held in the Voting Trust after the Effective Date, including, without limitation, shares of treasury stock or of authorized but unissued stock issued by reason of subscription, purchase, exercise of any option, dividend, stock split or distribution, acquisition of assets by the Company, merger, reorganization or similar transaction, shall be issued to and held in the Voting Trust.

     9.2. Termination of Trust on Transfer of Shares to Company. The Voting Trust shall terminate with respect to Shares transferred to or redeemed by the Company, whether such Shares are canceled by the Company or held by the Company as treasury stock; provided, however, that the reissuance of such Shares shall be subject to the conditions of Paragraph 9.1.


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

     9.3. Release of Shares from Voting Trust. While Stanley H. Durwood is serving as Initial Trustee, he, or the trustees of any trust holding Voting Trust Certificates for his benefit, may from time to time and without restriction withdraw from the Voting Trust any of the Shares. Other Shares may be released from the Voting Trust by the agreement of the Trustees then having voting rights with the concurrence of the holders of Voting Trust Certificates representing eighty percent (80%) of the Shares owned by each separate Voting Trust Share for a Named Beneficiary. The Voting Trust shall terminate with respect to Shares so released unless and until such Shares are again transferred to the Voting Trust. Upon the release of Shares, the holder of Voting Trust Certificates representing the released Shares shall surrender the same to the Trustees for cancellation, and upon receipt and cancellation thereof, the Trustees shall transfer the released Shares to such holder.

     9.4. Amendment of Voting Trust. This Agreement may be amended at any time by an instrument in writing executed by the Trustees then having voting rights and by the holders of Voting Trust Certificates representing eighty percent (80%) of the Shares.

     9.5. Termination and Extension of Voting Trust By Trustees and Shareholder. The Voting Trust or any Voting Trust Share for a Named Beneficiary may be terminated by the agreement of the Trustees then having voting rights with the concurrence of the holders of Voting Trust Certificates representing eighty percent (80%) of the Shares of the Voting Trust or the Voting Trust Share, as the case may be. The Voting Trust may be extended for any period or periods, including additional periods of time after the expiration of earlier periods, including in perpetuity if permitted by law, by the written agreement of the Trustees then having voting rights and without the concurrence of holders of Voting Trust Certificates. Shareholder may terminate the Voting Trust during SHD's lifetime by notice in writing delivered to any other Trustees and holders of Voting Trust Certificates.

     9.6. Automatic Termination of Voting Trust. Unless sooner terminated or extended pursuant to paragraph 9.5, the Voting Trust shall continue in full force and effect for the period ending (a) five (5) years after the last to die of Stanley H. Durwood and all of his descendants of any degree who were living on the Effective Date, or (b) December 31, 2030, whichever period ends first, and then shall terminate.

     9.7. Exchange of Certificates for Stock on Termination. Upon termination of the Voting Trust, the holder of each Voting Trust Certificate then outstanding shall surrender the same to the Trustees for cancellation, in exchange for which the Trustees shall transfer to each such holder the number of Shares represented by the surrendered Voting Trust Certificate.

                                   SECTION 10

     10.1. Trustees May Serve as Company Officers or Directors. No provision of this Agreement shall preclude the Trustees from serving as officers or directors, or both, of the Company, or of any company affiliated with or which is a subsidiary of the Company.

     10.2. Trustee Compensation and Expenses. The Trustees shall be entitled to reasonable compensation for their services hereunder and to reimbursement for all costs and expenses reasonably incurred by them in the performance of their duties. The Trustees shall be entitled to employ or retain professional or business advisers of their own selection to advise or assist them with respect to the performance of their duties.

     10.3. Liability of Trustees. The Trustees shall exercise their best judgment in the performance of their duties and the exercise of their powers, all in the best interests of the Beneficiaries, while taking account of the interests of the Company, as set forth in Section 5.4. No Trustee shall be liable in his individual capacity for any error of judgment, or mistake of law or fact, or act or failure to act, except such as may be attributable to his willful misconduct or gross negligence. The Trustees shall not be liable for any failure to diversify the assets of the Voting Trust or any Voting Trust Shares nor shall they be liable for any failure to sell any Shares of the Company if an offer is made to purchase such Shares even if such offer would be acceptable to the holders of Voting Trust Certificates, if in the exercise of their sole and absolute discretion and good faith judgment they believe the retention of such Shares is justified. If the Trustees become parties to litigation involving the Voting Trust in either their individual or their fiduciary capacities, the Trustees shall be entitled to employ attorneys of their own selection and to be reimbursed by the Voting Trust for all reasonable costs, fees, and expenses incurred in such litigation unless, by reason of such litigation, damages are assessed against them in their individual capacities by reason of their willful misconduct or gross negligence.

     10.4. Severability. In the event any provision of this Agreement shall be illegal or invalid for any reason, the remaining provisions shall be binding upon all Parties. Illegality or invalidity of this Agreement or any part thereof, as to any Party or Parties but not others, shall be limited to such Party or Parties, and this Agreement shall continue to be binding upon all other Parties.

     10.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Without limiting the generality of the foregoing, the Parties intend for this Agreement to comply with the provisions of Section 218 of the Delaware General Corporation Law.

     10.6. Binding Effect. This Agreement shall bind the Parties hereto, and all holders of Voting Trust Certificates issued pursuant to this Agreement, and their respective heirs, executors, administrators, successors and assigns. In the case of any trust, partnership or corporation which is or becomes a party to this Agreement, this Agreement shall bind the trustees of the trust and their successor trustees, the beneficiaries of such trust and their successors in interest, and all distributees of such trust, the partners of such partnership and their successors and assigns, and the officers, directors, shareholders and members of such corporation, their successors and assigns, and the successor or successors of such corporations by virtue of any merger, liquidation, consolidation or other reorganization.

     10.7. Headings. Paragraph headings shall not be considered to be a part of this Agreement and shall not be used to alter, change, or interpret the meaning of the language used in said paragraphs.

                                    ITEM III

     In all other respects, the provisions of the Voting Trust Agreement are hereby expressly ratified and confirmed, except as they may be inconsistent with the provisions of this Agreement.

     IN WITNESS WHEREOF, this Amended and Restated Voting Trust Agreement has been executed in several counterparts as of the day and year first above written.


                                    /s/ Stanley H. Durwood
                                    -------------------------------------------
                                    Stanley H. Durwood, individually and as
                                    Initial Trustee of the Voting Trust and
                                    Trustee of the Revocable Trust


                                    /s/ Raymond F. Beagle, Jr.
                                    -------------------------------------------
                                    Raymond F. Beagle, Jr.,
                                    Named Successor Trustee of the Voting
                                    Trust


                                    /s/ Charles J. Egan, Jr.
                                    -------------------------------------------
                                    Charles J. Egan, Jr.,
                                    Named Successor Trustee of the Voting
                                    Trust

STATE OF        Missouri        )
                                ) ss:
COUNTY OF       Jackson_        )

     On this 12th day of August, 1997, at my office in said County and State, before me, the undersigned, a notary public, personally appeared STANLEY H. DURWOOD, to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                                        /s/ Ellen E. Zellmer
                                                        Notary Public
My Commission Expires:
August 5, 1999


STATE OF     Missouri   )
                        ) ss:
COUNTY OF       Jackson )

     On this 13 day of August, 1997, at my office in said County and State, before me, the undersigned, a notary public, personally appeared RAYMOND F. BEAGLE, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                                        /s/ Ellen E. Zellmer
                                                        Notary Public
My Commission Expires:
August 5, 1999

STATE OF    Missouri    )
                        ) ss:
COUNTY OF   Jackson     )

     On this 13th day of August, 1997, at my office in said County and State, before me, the undersigned, a notary public, personally appeared CHARLES J. EGAN, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                                        /s/ Shirley D. Fronkier
                                                        Notary Public
My Commission Expires:
July 17, 1998

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